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                            TERM EXTENSION AGREEMENT

DATE:                      AUGUST, 1997

LANDLORD:                  CVN ASSOCIATES, INC.
                           A New Jersey Limited Partnership
                           300 Raritan Center Parkway
                           P. O. Box 7815
                           Edison, New Jersey 08818-7815

TENANT:                    ABLE LABORATORIES, INC.
                           A Delaware Corporation
                           6 Hollywood Court
                           South Plainfield, New Jersey 07080

PREMISES:                  Approximately 42,000 square feet of gross space, plus
                           Approximately 3,840 square feet of gross area of mezzanine located within Lot 5C, Block 390
                           6 Hollywood Court
                           South Plainfield, New Jersey 07080

TERM EXTENSION PERIOD:     Five (5) years
                           Beginning Date: April 1, 2000
                           Ending Date: March 31, 2005

BASE NET RENT FOR THE
TERM EXTENSION PERIOD:     $21,965.00 per month net, subject to adjustment
                           beginning April 1, 2000, per Clause 3 of this
                           Agreement

PERCENTAGE OF
ADDITIONAL RENT FOR THE
TERM EXTENSION PERIOD:     100% of the total additional rent expenses for the
                           Building which contains the Premises as defined in the Prior Agreements

PRIOR AGREEMENTS
IN EFFECT:                 Lease dated November 29, 1984
                           Space Expansion and Term Extension Agreement dated
                           April, 1988
                           Space Expansion Agreement dated June, 1993
                           Term Extension Agreement dated June, 1993
                           Term Extension Agreement dated May, 1995


The Landlord and the Tenant hereby agree to the terms of this Agreement.

         1. The Tenant is presently occupying the Premises under the terms of the Lease and the above referenced supplemental Agreements.

         2. The Term of the Lease shall be extended for the Term Extension Period set forth above.


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         3.       Beginning April 1, 2000, and continuing through March 31,
2005, the Tenant shall pay the Base Net Rent per the terms of this Clause.

Beginning as of April 1, 2003, and thereafter as of the first day of April of each successive year of the Term Extension Period, the Base Net Rent shall be adjusted by multiplying $21,965.00 by a factor, the denominator of which shall be the "Consumers Price Index FOR All Urban Consumers" (1982-1984 = 100), specifically for "All Items", relating to the United States published by the Bureau of Labor Statistics for April, 2000, and the numerator of which shall be the CPI for the month of the Term Extension Period in which the adjustments as are required hereunder occur. In the event the compilation or publication, or both, of the CPI is revised, discontinued, or transferred to any other governmental department, bureau or agency, the Landlord may select a comparable, alternative index for the purposes of the above adjustment.

         4. Beginning April 1, 2000, and continuing through the end of the Term Extension Period on March 21, 2005, the Tenant shall pay the Additional Rent as set forth above for the Term Extension Period.

         5. The Landlord grants the Tenant an option to extend the Term of the Lease for the Premises for an additional five (5) year extension period. To exercise this option, the Tenant must strictly comply with the following conditions: (a) be in strict compliance with all of its obligations under the terms of the Prior Agreements on the date of exercising this option and on the date of the beginning of the extension period, and (b) give written notice to the Landlord no later than twelve (12) months in advance of the beginning of the extension period, indicating the Tenant's unequivocal and unconditional intention to exercise this option. If the Tenant does not strictly comply with the aforesaid conditions, then the Tenant shall not have exercised this option. If either party rightfully terminates the Lease, or if the notice deadline passes before the Tenant exercises this option, then this option shall automatically and immediately be void and shall have no further effect.

If the Tenant exercises this option to extend the Term, then the extension period shall begin on April 1, 2005, and shall end on March 31, 2010. The monthly base rent for the extension period shall be determined per the terms of this Clause.

Beginning as of April 1, 2005, and thereafter as of the first day of April of each successive year of the Term Extension Period, the Base Net Rent shall be adjusted by multiplying $21,965.00 by a factor, the denominator of which shall be the "Consumers Price Index for All Urban Consumers" (1982-1984 = 100), specifically for "All Items", relating to the United States published by the Bureau of Labor Statistics for April, 2000, and the numerator of which shall be the CPI for the month of the Term Extension Period in which the adjustments as are required hereunder occur. In the event the compilation or publications, or both, of the CPI is revised, discontinued, or transferred to any other governmental department, bureau agency, the Landlord may select a comparable, alternative index for the purposes of the above adjustment.

During the extension period, the Landlord and the Tenant shall comply with all of the terms of the Lease and any supplemental agreements, in effect, except that the terms related to base net rent and the Term of the Lease shall be deemed to be amended to be consistent with the exercise of this option.

         6. Landlord shall be responsible for any commission or fee due to any broker in connection with this Term Extension Agreement.

         7. Tenant shall have the exclusive right to use all of the parking spaces located on Lot 5C. Block 390, having an address of 6 Hollywood Court, South Plainfield, New Jersey.


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         8.       All of the other terms of the Prior Agreements shall remain in effect, except as specifically amended herein.

         9. This Agreement binds the Landlord and all parties which rightfully succeed to its rights or take its place. This Agreement binds the Tenant and all parties which rightfully succeed to its rights or take its place with the Landlord's consent in accordance with the terms of the Lease.

         10. This Agreement contains the entire agreement made by the Landlord and the Tenant. The terms of this Agreement shall not be changed or amended, except by the terms of a subsequent written agreement signed by the Landlord and the Tenant.



WITNESS/ATTEST:                            LANDLORD/CVN ASSOCIATES, L. P.


                                           By: CVN Associates, Inc.
                                               Corporate General Partner






------------------------------             -------------------------------------
By:                                        By: Gilbert H. Nelson, Vice President



WITNESS/ATTEST:                            TENABLE LABORATORIES, INC.






------------------------------             -------------------------------------
By:                                        By: Indu A. Muni, Ph.D.
                                               President and CEO



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